CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


The Board of Directors
Data Systems and Software, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-88442, 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, and
333-82416) on Form S-8 and the registration statements (Nos. 333-90017, 333-76614, 333-92174 and 333-102334) on Form S-3 of Data Systems and Software, Inc. of our report dated March 7, 2003, except as to the first paragraph of Note 3 and the third and fourth sentences of the second paragraph of Note 8(a), which are as of April 10, 2003, with respect to the consolidated statements of operations, changes in shareholders' equity and cash flows of Data Systems and Software, Inc. and subsidiaries for the year ended December 31, 2002, which report appears in the December 31, 2004 annual report on Form 10-K of Data Systems and Software, Inc. Our report refers to changes in accounting for goodwill and intangible assets beginning January 1, 2002.


/s/ KPMG LLP

Short Hills, New Jersey

April 14, 2005